UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Effective May 9, 2017 (the “Engagement Date”), we formally engaged Assurance Dimensions, Inc. as our independent registered public accounting firm. The engagement was due to the recent merger of our existing certifying accountant, D’Arelli Pruzansky, P.A. and Assurance Dimensions, Inc. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by our Board of Directors on May 9, 2017.

The former certifying accountant, D’Arelli Pruzansky, P.A., has provided the Company with a letter addressed to the U.S. Securities and Exchange Commission stating it agrees with the statements in this Item 4.01 of this Form 8-K. A copy of the letter is filed concurrently herewith as Exhibit 16.1.

During the two most recent fiscal years and through the Engagement Date, neither the Company, nor any one on its behalf, consulted Assurance Dimensions, Inc. in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Exhibits

Exhibit Number	Description

16.1	Letter from D’Arelli Pruzansky, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Dated: May 12, 2017	By:	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer